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                                                               Exhibit 10(PPPPP)

                              TERMINATION AGREEMENT

                  (Voice Powered Technology International. Inc.
                               Edward M. Krakauer)

             This Termination Agreement (this "Agreement") is entered into as of this 2nd day of May, 1997, by and between Voice Powered Technology International, Inc., a California corporation (the "Company"), and Edward M. Krakauer, an individual ("Krakauer").

                                    RECITALS

             A. The Company and Krakauer are parties to that certain 1993 Employment Agreement dated August 3, 1997 (the "Employment Agreement"), and as thereafter amended, pursuant to which Krakauer is employed by the Company.

             B. The Company and Krakauer desire to terminate the Employment Agreement upon the terms and conditions hereinafter set forth.

                                    AGREEMENT

             1. Termination of Employment Agreement. Subject to the further terms and conditions set forth in this Agreement, effective as of the close of business on April 30, 1997 (the "Termination Date") the Employment Agreement is hereby terminated and nullified in its entirety, and shall be of no further force or effect whatsoever, including the severance payment provisions thereof.

             2. Past Due Amounts Under Employment Agreement. The parties agree and acknowledge that, through the Termination Date the Company owes Krakauer Fifty Two Thousand Twenty Five Dollars ($52,025) (the "Past Due Compensation") for compensation earned by Krakauer under the Employment Agreement but not paid by the Company. In satisfaction of all Past Due Compensation, the Company will pay to Krakauer:

                      (a) Two Thousand Five Hundred Dollars ($2,500) on the 15th day of each month beginning May 15, 1997 and ending on February 15, 1998; and

                      (b) Twenty Seven Thousand Twenty Five Dollars ($27,025) on March 15, 1998.

             3. Amounts Due For Balance of Employment Agreement. The parties further agree and acknowledge that, if the Employment Agreement were not terminated pursuant to this Agreement, Krakauer would be entitled to an additional Three Hundred Eighty Thousand One Hundred Forty Seven Dollars ($380,147) as compensation under the Employment Agreement from the Termination Date through the termination date of June 30, 1998 as set forth in Section 1 of the Employment Agreement (the "Balance



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Compensation"). Subject to Section 5 of this Agreement, Krakauer agrees to forego payment of 50% of the Balance Compensation, leaving a balance of One Hundred Ninety Thousand Seventy Four Dollars ($190,074). In satisfaction of all Balance Compensation, the Company will pay to Krakauer:

               (a)    Ten Thousand Dollars ($10,000) on September 30, 1997;

               (b)    Twenty Thousand Dollars ($20,000) on December 31, 1997;

               (c)    Forty Thousand Dollars ($40,000) on March 31, 1998; and

               (d) One Hundred Twenty Thousand Seventy Four Dollars ($120,074) on June 30, 1998.

             4. Default in Payment of Balance Compensation. Any failure by the Company to pay an installment of Balance Compensation under Section 3 of this Agreement must be cured by the Company within ten (10) business days after its receipt of written notice of such failure. In the event the Company fails to make payment within that period, the Company will again be liable for the full Three Hundred Eighty Thousand One Hundred Forty Seven Dollars ($380,147) of Balance Compensation, less any payments of Balance Compensation actually made by the Company.

               5. Consulting Agreement. Simultaneously with the execution of this Agreement, the parties will also execute a consulting agreement (the "Consulting Agreement") substantially in the form of Exhibit A to this Agreement.

               6. Continued Effectiveness of Indemnity Agreement. Notwithstanding termination of the Employment Agreement, the parties agree that that certain Indemnity Agreement dated August 3, 1993 (the "Indemnity Agreement") between Krakauer and the Company will remain in full force and effect and Krakauer will be entitled to all of the rights, benefits and protection afforded by the Indemnity Agreement for the duration of Krakauer's life for all services rendered to the Company by Krakauer in any capacity pursuant to the Employment Agreement, pursuant to the Consulting Agreement and otherwise.

               7.   Miscellaneous.

                    1      Entire Agreement.  This Agreement, the Consulting
Agreement and the Indemnity Agreement constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations and understandings of the parties in connection therewith, including the aforementioned Employment Agreement.


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                     2   Amendment.  Neither this Agreement nor any term or
provision hereof may be changed, waived, discharged or terminated orally, or in any manner other than by an instrument in writing signed by the party against which the enforcement or the change, waiver, discharge or termination is sought.

                     3   Waiver.  Any term or condition of this Agreement may
be waived only in writing at any time by the party hereto which is entitled to the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party. A waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach on a future occasion.

                     4   Severability.  If any term, provision, covenant, or
restriction is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, or restrictions of this Agreement shall remain in full force and effect and shall in no way be effected, impaired, or invalidated; provided, however, that the deletion of such term, provision, covenant, or restriction would not materially impair the performance of the transactions contemplated hereunder.

                     5   Counterpart Execution.  This Agreement may be executed
in two or more counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                     6   Headings.  The headings set out in this Agreement are
for the convenience of the parties and shall not be deemed a part of this Agreement.

                     7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the parties agree to submit to the jurisdiction of the courts in California with respect to any lawsuits, judicial reference or other legal proceedings arising hereunder or in connection herewith.

                     8   Dispute Resolution.  Any dispute or disagreement
between the parties with respect to any term of this Agreement, the subject matter hereof or the interpretation or enforcement hereof shall be resolved pursuant to the dispute resolution provisions set forth in Sections 638 - 645.1 of the California Code of Civil Procedure and the unsuccessful party in any such litigation shall pay to the successful party all costs and fees, including reasonable attorneys' fees, incurred by the successful party and such costs and fees shall be included in and as part of any judgment rendered in such action.

                     9   Legal Representation.  Both parties acknowledge that
Cox, Castle & Nicholson, LLP has represented only the Company in connection with the negotiation and preparation of this Agreement, and has not served as legal

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counsel for Krakauer in connection with same. Each party hereto has been represented by its own separate legal counsel in connection with the negotiation and preparation of this Agreement. By execution hereof, Krakauer consents to Cox, Castle & Nicholson, LLP representing the Company in connection with the drafting and negotiation of this Agreement, and waives any conflict of interest in connection therewith arising out of any past representation of Krakauer by Cox, Castle & Nicholson, LLP.

               IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the day and year first above written.

                                     "COMPANY"
                                     Voice Powered Technology
                                     International, Inc., a
                                     California corporation

                                     By: /s/ Mitchell B. Rubin
                                         ---------------------------------
                                         Mitchell B. Rubin,
                                         President/CEO

                                     "KRAKAUER"
                                     Edward M. Krakauer, an
                                     individual

                                     By: /s/ Edward M. Krakauer
                                         ---------------------------------
                                         Edward M. Krakauer



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